EXHIBIT 99.1

News

Investor Contact: Chip Merritt

610-738-6376

cmerritt@cephalon.com

Media Contact: Robert W. Grupp

610-738-6402

rgrupp@cephalon.com

For Immediate Release

Cephalon Announces Positive Phase 3 Clinical Trial Results
for ORAVESCENT® Fentanyl

Statistical Significance Reached on Primary Endpoint

Frazer, PA – May 5, 2005 – Cephalon, Inc. (Nasdaq: CEPH) today announced positive results from its Phase 3 clinical program with ORAVESCENT® fentanyl. Data from the major efficacy trial showed statistically significant and clinically relevant benefit to patients with breakthrough cancer pain who already were receiving around-the-clock pain-controlling medication for their underlying chronic pain.

The double-blind, placebo-controlled, variable dose Phase 3 trial included 123 patients.  The primary endpoint was the Sum of Pain Intensity Difference (SPID) scale.  Patients treated with ORAVESCENT fentanyl showed a statistically significant improvement on the primary endpoint (p <0.01).  ORAVESCENT fentanyl was generally well tolerated in this trial. The data will be presented at a major medical meeting at a later date.

“We are very pleased with the efficacy that was demonstrated in this trial,” said Dr. Paul Blake, Executive Vice President, Worldwide Clinical Research and Regulatory Affairs. “We are on track to complete the long-term safety portion of the ORAVESCENT fentanyl program by mid-year and submit a New Drug Application to the U.S. Food and Drug Administration in the third quarter.”

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0981

Cephalon, Inc.

Cephalon currently employs approximately 2,200 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories and manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL® (tiagabine hydrochloride) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, particularly with respect to the ORAVESCENT fentanyl Phase 3 trials, prospects for regulatory approval, including the filing date of the NDA and the strength of the label for ORAVESCENT fentanyl, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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